                                                                 EXHIBIT 25.1


-----------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM T-1

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
               1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                    13-4941247
(Jurisdiction of Incorporation or                           (I.R.S. Employer
organization if not a U.S. national bank)
Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                          10006
(Address of principal                                       (Zip Code)
executive offices)

                        BANKERS TRUST COMPANY
                        LEGAL DEPARTMENT
                        130 LIBERTY STREET, 31ST FLOOR
                        NEW YORK, NEW YORK  10006
                        (212) 250-2201
            (Name, address and telephone number of agent for service)
                        ---------------------------------

                        WFS FINANCIAL 1997-B OWNER TRUST
              (Exact name of obligor as specified in its charter)


          CALIFORNIA                               33-0149603
          (State or other jurisdiction of          (I.R.S. employer
          Incorporation or organization)           Identification no.)


          23 PASTEUR ROAD
          IRVINE, CALIFORNIA                       92618
          (Address of principal executive offices) (Zip Code)



                        WFS FINANCIAL 1997-B OWNER TRUST
                        AUTO RECEIVABLE BACKED SECURITIES
                       (Title of the indenture securities)

ITEM   1.   GENERAL INFORMATION.
            Furnish the following information as to the trustee.

            (a) Name and address of each examining or supervising authority to which it is subject.

            NAME                                      ADDRESS

            Federal Reserve Bank (2nd District)       New York, NY
            Federal Deposit Insurance Corporation     Washington, D.C.
            New York State Banking Department         Albany, NY

            (b) Whether it is authorized to exercise corporate trust powers.

                        Yes.

ITEM   2.   AFFILIATIONS WITH OBLIGOR.

            If the obligor is an affiliate of the Trustee, describe each such affiliation.

            None.

ITEM   3. -15.    NOT APPLICABLE

ITEM   16.   LIST OF EXHIBITS.

            EXHIBIT 1- Restated Organization Certificate of Bankers Trust Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

            EXHIBIT 2- Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


            EXHIBIT 3- Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

            EXHIBIT 4- Existing By-Laws of Bankers Trust Company, as amended on February 18, 1997, Incorporated herein by reference to
                        Exhibit 4 filed with Form T-1 Statement, Registration No. 333-24509-01.

            EXHIBIT 5-  Not applicable.

            EXHIBIT 6- Consent of Bankers Trust Company required by Section 321(b) of the Act. - Incorporated herein by reference to
                        Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

            EXHIBIT 7- A copy of the latest report of condition of Bankers Trust Company dated as of March 31, 1997.

            EXHIBIT 8-  Not Applicable.

            EXHIBIT 9-  Not Applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 10th day of June, 1997.


                                    BANKERS TRUST COMPANY



                                      By: Jenna Kaufman
                                          -------------
                                          Jenna Kaufman
                                          Vice President

                                                                   EXHIBIT 1



                               State of New York,

                               Banking Department



      I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 21ST day of MARCH in the Year of our Lord one thousand nine hundred and NINETY-SIX.



                                                      Peter M. Philbin
                                                ------------------------------

                                                Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

      We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

      1.   The name of the corporation is Bankers Trust Company.

      2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

      3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

      4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

      "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

      "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

      6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

      IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                            James T. Byrne, Jr.
                                      --------------------------------
                                            James T. Byrne, Jr.
                                             Managing Director


                                               Lea Lahtinen
                                      --------------------------------
                                               Lea Lahtinen
                                            Assistant Secretary

State of New York       )
                        )  ss:
County of New York      )

      Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                               Lea Lahtinen
                                      --------------------------------
                                               Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


      Sandra L. West
--------------------------
      Notary Public

     SANDRA L. WEST                             Counterpart filed in the
 Notary Public State of                     Office of the Superintendent of
        New York                               Banks, State of New York,
     No. 31-4942101                          This 21st day of March, 1996
ualified in New York County
   Commission Expires
    September 19, 1996

                                                                      EXHIBIT 7




Legal Title of Bank:    Bankers Trust Company         Call Date:   3/31/97          ST-BK:      36-4840       FFIEC 031
Address:                130 Liberty Street            Vendor ID: D                  CERT:  00623              Page RC-1
City, State    ZIP:     New York, NY  10006                                                                   11
FDIC Certificate No.:   |  0 |  0 |  6 |  2 |  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                   |  C400     |
                                                                          Dollar Amounts in Thousands   | RCFD  Bil Mil Thou   |
ASSETS                                                                                                  |  / / / / / / / / / / |
 1. Cash and balances due from depository institutions (from Schedule RC-A):                            |  / / / / / / / / / / |
         a.   Noninterest-bearing balances and currency and coin(1).............                        | 0081        1,589,000|1.a.
         b.   Interest-bearing balances(2)......................................                        | 0071        2,734,000|1.b.
 2.    Securities:                                                                                      | / / / / / / // / / / |
         a.   Held-to-maturity securities (from Schedule RC-B, column A) .......                        | 1754              0  |2.a.
         b.   Available-for-sale securities (from Schedule RC-B, column D)......                        | 1773        4,433,000|2.b.
 3     Federal funds sold and securities purchased under agreements to resell...                        | 1350       26,490,000|3
 4.    Loans and lease financing receivables:                                                           |  / / / / / / / / / / |
         a.   Loans and leases, net of unearned income (from Schedule RC-C) RCFD 2122    15,941,000     |  / / / / / / / / / / |4.a.
         b.   LESS:   Allowance for loan and lease losses...................RCFD 3123       708,000     |  / / / / / / / / / / |4.b.
         c.   LESS:   Allocated transfer risk reserve ......................RCFD 3128             0     |  / / / / / / / / / / |4.c.
         d.   Loans and leases, net of unearned income,                                                 |  / / / / / / / / / / |
              allowance, and reserve (item 4.a minus 4.b and 4.c) ..............                        | 2125      15,233,000 |4.d.
 5.    Assets held in trading accounts .........................................                        | 3545      38,115,000 |5.
 6.    Premises and fixed assets (including capitalized leases) ................                        | 2145         924,000 |6.
 7.    Other real estate owned (from Schedule RC-M) ............................                        | 2150         188,000 |7.
 8.    Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)         | 2130         175,000 |8.
 9.    Customers' liability to this bank on acceptances outstanding ............                        | 2155         618,000 |9.
10.    Intangible assets (from Schedule RC-M) ..................................                        | 2143          17,000 |10.
11.    Other assets (from Schedule RC-F)........................................                        | 2160       4,424,000 |11.
12.    Total assets (sum of items 1 through 11).................................                        | 2170      94,940,000 |12.



--------------------------
(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:    Bankers Trust Company         Call Date:   3/31/97          ST-BK:      36-4840       FFIEC 031
Address:                130 Liberty Street            Vendor ID: D                  CERT:  00623              Page RC-2
City, State    ZIP:     New York, NY  10006                                                                   12
FDIC Certificate No.:   |  0 |  0 |  6 |  2 |  3

SCHEDULE RC--Continued


                                                                       Dollar Amounts in Thousands  |  / / / Bil Mil Thou  |
LIABILITIES                                                                                         |  / / / / / / / / / / |
13.    Deposits:                                                                                    |  / / / / / / / / / / |
         a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)     |RCON 2200  14,450,000 |13.a.
               (1)   Noninterest-bearing(1) ......RCON 6631     2,917,000.......                    |  / / / / / / /       |13.a.(1)
               (2)   Interest-bearing .......... .RCON 6636     11,533,000......                    |  / / / / / /         |13.a.(2)
         b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E       |  / / / / / / / / / / |
            part II)                                                                                |RCFN 2200 23,456,000  |13.b.
               (1)   Noninterest-bearing .........RCFN 6631     1,062,000                           |  / / / / / / / / / / |13.b.(1)
               (2)   Interest-bearing ............RCFN 6636 22,394,000                              |  / / / / / / / / / / |13.b.(2)
14.    Federal funds purchased and securities sold under agreements to repurchase                   |RCFD 2800  15,195,000 |14
15.      a.   Demand notes issued to the U.S. Treasury..........................                    |RCON 2840          0  |15.a.
         b.   Trading liabilities (from Schedule RC-D)..........................                    |RCFD 3548 18,911,000  |15.b.
16.    Other borrowed money: (includes mortgage indebtedness nd obligations under                   |  / / / / / / / / / / |
       capitalized leases):                                                                         |  / / / / / / / / / / |
         a.   With original maturity of one year or less........................                    |RCFD 2332  7,701,000  |16.a.
         b.   With original maturity of more than one year......................                    |RCFD 2333  4,438,000  |16.b.
17.    Not applicable                         ................................                      |                      |17.
18.    Bank's liability on acceptances executed and outstanding ................                    |RCFD 2920    618,000  |18.
19.    Subordinated notes and debentures........................................                    |RCFD 3200  1,226,000  |19.
20.    Other liabilities (from Schedule RC-G)...................................                    |RCFD 2930  3,971,000  |20.
21.    Total liabilities (sum of items 13 through 20)...........................                    |RCFD 2948 89,966,000  |21.
                                                                                                    |  / / / / / / / / / / |
22.    Not applicable                                                                               |                      |22
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus............................                    |RCFD 3838    600,000  |23.
24.    Common stock.............................................................                    |RCFD 3230  1,002,000  |24.
25.    Surplus (exclude all surplus related to preferred stock) ................                    |RCFD 3839    540,000  |25.
26.    a.   Undivided profits and capital reserves..............................                    |RCFD 3632  3,241,000  |26.a.
       b.   Net unrealized holding gains (losses) on available-for-sale securities                  |RCFD 8434   ( 31,000) |26.b.
27.    Cumulative foreign currency translation adjustments .....................                    |RCFD 3284  ( 378,000) |27.
28.    Total equity capital (sum of items 23 through 27) .......................                    |RCFD 3210  4,974,000  |28.
29.    Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22,    |  / / / / / / / / / / |
       and 28)..................................................................                    |RCFD 3300 94,940,000  |29.


Memorandum
To be reported only with the March Report of Condition.
   1. Indicate in the box at the right the number of the statement below that best describes the
      most comprehensive level of auditing work performed for the bank by independent external                       Number
      auditors as of any date during 1996.......................................                    |RCFD 6724          1  |  M.1

1 =   Independent audit of the bank conducted in accordance       4 =   Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank         authority)

2 =   Independent audit of the bank's parent holding company      5 =   Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing          auditors
      standards by a certified public accounting firm which       6 =   Compilation of the bank's financial statements by external
      submits a report on the consolidated holding company              auditors
      (but not on the bank separately)                            7 =   Other audit procedures (excluding tax preparation work)

3 =   Directors' examination of the bank conducted in             8 =   No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required
      by state chartering authority)

----------------------
(1)   Including total demand deposits and noninterest-bearing time and savings deposits.